Exhibit 3.142

CERTIFICATE OF INCORPORATION

OF

NILCO, INC.

A STOCK CORPORATION

I, Thomas J. Sidman, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation (the "Corporation") is NILCO, INC.

SECOND:  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19899-0591, in the city of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address is Corporation Service Company

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, without par value.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SIXTH:  To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In Furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware of other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH:  The name and mailing address of the sole incorporator is Thomas J. Sidman, 1505 Farm Credit Drive, McLean, VA 22102.

ELEVENTH:  The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

NAME	MAILING ADDRESS
Thomas J. Sidman	1505 Farm Credit Drive, McLean, VA 22102
Gary D. Begeman	1505 Farm Credit Drive, McLean, VA 22102

IN WITNESS WHEREOF, I Thomas J. Sidman, being the sole incorporator hereinabove named, do hereby execute this Certificate of Incorporation as of the 6th day of January, 1998.

/s/ Thomas J. Sidman
Thomas J. Sidman, Sole Incorporator

CERTIFICATE OF AMENDMENT

CERTIFICATE OF INCORPORATION

OF

NILCO, INC.

NILCO, INC., (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation, pursuant to an unanimous written action in lieu of a meeting pursuant to Section 141(f) of the DGCL, adopted the following resolutions proposing and declaring advisable the following amendment to the Corporation's certificate of incorporation effective January 26, 1998:

RESOLVED that, effective January 26, 1998, the Certificate of Incorporation of the Corporation be amended by deleting Article FIRST in its entirety and replacing it so as to read as follows:

FIRST:  The name of the corporation is NEXTEL SYSTEMS CORP. (the "Corporation").

SECOND:  That in lieu of a meeting and vote of the sole stockholder, the sole stockholder of the Corporation has given written consent to such amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD:  That such amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Thomas J. Sidman, its Vice President and attested by Ried R. Zulager, its Secretary, as of the 23rd day of January, 1998.

/s/ Thomas J. Sidman
Thomas J. Sidman
Vice President

Attest:

/s/ Ried R. Zulager
Ried R. Zulager
Secretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is January 6 1998.

4.)	The name of the Corporation immediately prior to filing this Certificate is Nextel Systems Corp.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Nextel Systems, LLC.

6.)	The effective date shall be December 29, 2017.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of December, A.D. 2017.

By:	/s/ Stefan Schnopp
Authorized Person

Name:	Stefan Schnopp, Vice President
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STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                   Nextel Systems, LLC                                                                                                                                                                    .

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive                                (street), in the City of Wilmington                               , Zip Code 19808                 .  The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company                                                                                                                    .

3. The effective date shall be December 29, 2017.

By:	/s/ Stefan Schnopp
Authorized Person

Name:	Stefan Schnopp, Vice President
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